UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2015

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2015, pursuant to a Purchase and Assumption Agreement (the “Purchase and Assumption Agreement”), dated as of February 27, 2015, among Banco Popular de Puerto Rico (“BPPR”), the Federal Deposit Insurance Corporation (FDIC), as receiver for Doral Bank, and the FDIC in its corporate capacity, BPPR, Popular, Inc.’s (the “Corporation”) Puerto Rico banking subsidiary, in an alliance with co-bidders, including the Corporation’s U.S. mainland banking subsidiary, Banco Popular North America, doing business as Popular Community Bank (“PCB”), acquired certain assets and all deposits (other than certain brokered deposits) of Doral Bank from the Federal Deposit Insurance Corporation (FDIC) as receiver.

Under the FDIC’s bidding format, BPPR was the lead bidder and party to the Purchase and Assumption Agreement covering all assets and deposits to be acquired by it and its alliance co-bidders. BPPR entered into back to back purchase and assumption agreements with the alliance co-bidders for the transferred assets and deposits.

After taking into account the transfers to the unaffiliated alliance co-bidders, BPPR and PCB together assumed approximately $2.3 billion in deposits and acquired approximately $1.8 billion in performing commercial and residential loans, including:

•	BPPR assumed approximately $612 million in deposits associated with eight of the 18 Puerto Rico branches of Doral Bank and $413 million in deposits from Doral Bank’s online deposit platform, and approximately $848 million in performing Puerto Rico residential and commercial loans. BPPR purchased the loans at an aggregate discount of 4.71%, or approximately $40 million, and paid an aggregate premium of 0.93%, or approximately $10 million, for the deposits it assumed.

•	PCB assumed approximately $1.3 billion in deposits in three New York branches of Doral Bank, and acquired approximately $931 million in performing commercial loans primarily in the New York metropolitan area. PCB purchased the loans at an aggregate premium of 0.57%, or approximately $5 million, and paid an aggregate premium of 1.99%, or $25 approximately million, for the deposits it assumed.

There is no loss-sharing arrangement with the FDIC on the acquired assets.

The other co-bidders that formed part of the alliance led by BPPR are FirstBank Puerto Rico, San Juan, Puerto Rico; Centennial Bank, Conway, Arkansas; and a vehicle formed by J.C. Flowers III LP. In connection with the transaction, FirstBank acquired 10 Doral Bank branches in Puerto Rico with approximately $600 million in deposits and $300 million in residential loans from BPPR; Centennial Bank acquired five Doral Bank branches in Florida (all outside of PCB’s area of focus in the state) with approximately $466 million in deposits and $42 million in loans from BPPR; and an affiliate of J.C. Flowers III LP acquired approximately $316 million in commercial real estate loans in the United States from BPPR. BPPR has entered into customary transition service agreements with each of the alliance co-bidders.

The foregoing description of the Purchase and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement, which will be filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation approved the following incentive compensation for the Corporation’s Named Executive Officers (“NEOs”):

1.	A short-term cash incentive based on 2014 performance, prorated to cover the portion of the year subsequent to the Corporation’s repayment of the financial assistance under the TARP Capital Purchase Program (“CPP”), corresponding to the five-month period from August to December. The Committee approved the following awards upon consideration of each NEO’s attainment of annual goals related to Corporate net income, business unit/individual financial and non-financial goals, and leadership:

NEO	% of base pay	$ value
Richard L. Carrión Chairman and Chief Executive Officer	62.50%	$875,000
Ignacio Alvarez President and Chief Operating Officer	52.83%	$324,875
Carlos J. Vázquez Chief Financial Officer	45.56%	$296,113
Eduardo J. Negrón Executive Vice President, Administration	43.64%	$168,010
Eli S. Sepúlveda Executive Vice President, Commercial Credit	42.51%	$178,538

2.	A long-term equity incentive designed to reward long-term performance and align executives’ interests with those of the Corporation’s stockholders. Awards were granted in the form of performance shares and restricted stock:

•	Performance shares will vest at the end of a 3-year performance cycle and the number of shares actually earned will depend on the Corporation’s achievement of goals related to: (i) total shareholder return relative to a broad bank index; and (ii) an absolute cumulative earnings per share goal. Each metric corresponds to one-half of the Performance Share incentive opportunity; actual earned awards may range from 0 to 1.5 times the target opportunity based on performance.

•	Restricted stock reinforces stock ownership and long-term retention of the Corporation’s executives, with 80% vesting gradually over 4 years and 20% vesting upon retirement.

The equity grants approved by the Committee are as follows:

	Performance Shares		Restricted Stock
NEO	% of base pay	$ value	% of base pay	$ value
Richard L. Carrión Chairman and Chief Executive Officer	80%	$1,120,000	120%	$1,680,000
Ignacio Alvarez* President and Chief Operating Officer	50%	$357,500	75%	$536,250
Carlos J. Vázquez* Chief Financial Officer	40%	$270,000	60%	$405,000
Eduardo J. Negrón Executive Vice President, Administration	40%	$154,000	60%	$231,000
Eli S. Sepúlveda Executive Vice President, Commercial Credit	40%	$168,000	60%	$252,000

*	Based on the NEO’s revised compensation.

The Committee approved base pay adjustments for certain NEOs, as follows:

NEO	Previous	Revised
Ignacio Alvarez President and Chief Operating Officer (promoted from former role of Executive Vice President and Chief Legal Officer)	$615,000	$715,000
Carlos J. Vázquez Chief Financial Officer	$650,000	$675,000

Item 7.01	Regulation FD Disclosure.

The executive officers of the Corporation intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.1.

The Corporation does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Item 8.01	Other Information.

On February 27, 2015, the Corporation issued a press release in connection with the matters described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.2.

On March 2, 2015, the Corporation issued a press release announcing that the Federal Deposit Insurance Corporation (“FDIC”), as Receiver of Doral Bank, had accepted BPPR’s bid for the purchase of the mortgage servicing rights (“MSRs”) on three pools of residential mortgage loans serviced for Ginnie Mae, Fannie Mae and Freddie Mac with a total unpaid principal balance of approximately $5.0 billion as of December 31, 2014. The MSRs were auctioned separately from the remainder of the assets and liabilities of Doral Bank.

The purchase price for the MSRs is estimated to be approximately $48.6 million, or 0.97% of the total unpaid principal balance as of December 31, 2014.

The transfers of the MSRs are subject to a number of specified closing conditions, including the consent of each of Ginnie Mae, Fannie Mae and Freddie Mac in a form acceptable to BPPR, and other customary closing conditions.

The transfers are expected to close within the next 60 days, subject to the conditions described above.

A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Purchase and Assumption Agreement, dated as of February 27, 2015, among Banco Popular de Puerto Rico (“BPPR”), the Federal Deposit Insurance Corporation (FDIC), as receiver for Doral Bank, and the FDIC in its corporate capacity*

Exhibit 99.1	Popular, Inc. Investor Presentation

Exhibit 99.2	Press Release dated February 27, 2015

Exhibit 99.3	Press Release dated March 2, 2015

Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall they be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

*	To be filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc. (Registrant)

Date: March 2, 2015	By:	/s/ Jorge J. García
	Name:	Jorge J. García
	Title:	Senior Vice President and Corporate Comptroller